EXHIBIT 23.2.1


                      CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated March 28, 2000 included in Remington Oil and Gas Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Form S-8.


                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP

Dallas, Texas
October 12, 2000